SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          Capital Southwest Corporation
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------------

     5)   Total fee paid:

          ------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ------------------------------------------------------------------

     3)   Filing Party:

          ------------------------------------------------------------------

     4)   Date Filed:

          ------------------------------------------------------------------

                                                                    June 8, 2001


To the Shareholders of Capital Southwest Corporation:

         The Annual Meeting of Shareholders of our Corporation will be held on Monday, July 16, 2001, at 10:00 a.m. in the North Dallas Bank Tower Meeting Room (First Floor), 12900 Preston Road, Dallas, Texas.

         A Notice of the Annual Meeting, a Proxy and a Proxy Statement containing information about matters to be acted upon are enclosed. In addition, the Capital Southwest Corporation Annual Report for the fiscal year ended March 31, 2001 is enclosed to provide information regarding the performance of the Corporation during the past year. Holders of Common Stock are entitled to vote on the basis of one vote for each share held. If you attend the Annual Meeting, you retain the right to vote in person even though you previously mailed the enclosed Proxy.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance. Please review the Proxy Statement and sign, date and return the enclosed Proxy at your earliest convenience. I look forward to meeting with you and, together with our directors and officers, discussing the Corporation's business. I hope you will be present.

                                                       Very truly yours,


                                                       /s/ William R. Thomas
                                                       ---------------------
                                                       William R. Thomas
                                                       Chairman of the Board
                                                       and President

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 16, 2001

To the Shareholders of Capital Southwest Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Capital Southwest Corporation, a Texas corporation (the "Corporation"), will be held on Monday, July 16, 2001, at 10:00 a.m., Dallas time, in the Meeting Room (First Floor) of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

2. To ratify the appointment of KPMG LLP as independent auditors for the Corporation.

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Only holders of Common Stock of the Corporation of record at the close of business on June 1, 2001 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.




If you do not expect to attend in person, please sign, date and return the proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your proxy will be appreciated as it will save the expense of further mailings.

                                              By Order of the Board of Directors

                                              /s/ Tim Smith
                                              ----------------
                                              TIM SMITH
                                              Secretary
Dallas, Texas
June 8, 2001

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 16, 2001

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Capital Southwest Corporation, a Texas corporation (the "Corporation"), of proxies to be voted at the Annual Meeting of Shareholders to be held on July 16, 2001 or any adjournment thereof. The date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders of the Corporation is on or about June 8, 2001.

                             PURPOSES OF THE MEETING

         The Annual Meeting of the Shareholders is to be held for the purposes of (1) electing five persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders, or until their respective successors shall be elected and qualified (see ELECTION OF DIRECTORS); (2) ratifying the appointment by the Board of Directors of KPMG LLP as independent auditors for the Corporation (see APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS); and (3) transacting such other business as may properly come before the meeting or any adjournment thereof.

         To be elected a director, each nominee must receive the favorable vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting. In order to ratify the appointment of KPMG LLP as independent auditors for the Corporation for the year ending March 31, 2002, the ratification proposal must receive the favorable vote of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting.

         The Board of Directors unanimously recommends that the shareholders vote FOR the election as directors of the persons named under ELECTION OF DIRECTORS and FOR the ratification of the appointment of KPMG LLP as independent auditors.

                              VOTING AT THE MEETING

         The record date for holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders is the close of business on June 1, 2001, at which time the Corporation had outstanding and entitled to vote at the meeting 3,815,051 shares of Common Stock.


         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual
Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share of Common Stock held in his name at the close of business on the record date.
Shareholders who are present, in person or by proxy, but abstain from voting on any item will be counted as present at the meeting, but not voting on any such item. Similarly, nominees (such as broker-dealers) who are present, in person or by proxy, but abstain or refrain from voting on any item, will be counted as present at the meeting, but not voting on any such item.

         Each proxy delivered to the Corporation, unless the shareholder otherwise specifies therein, will be voted FOR the election as directors of the persons named under ELECTION OF DIRECTORS (PROPOSAL 1) and FOR the ratification of the appointment by the Board of Directors of KPMG LLP as independent auditors
(PROPOSAL 2). In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specification.
As to any other matter or business which may be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor the Board of Directors of the Corporation knows of any such other matter or business. Any shareholder has the power to revoke his proxy at any time insofar as it is then not exercised by giving notice of such revocation, either personally or in writing, to the Secretary of the Corporation or by the execution and delivery to the Corporation of a new proxy dated subsequent to the original proxy.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Corporation as of May 1, 2001 by (1) each person, so far as is known to the management of the Corporation, who is the beneficial owner (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of more than 5% of the outstanding Common
Stock, (2) each executive officer listed in the Summary Compensation Table, (3) each director of the Corporation, and (4) all directors and executive officers of the Corporation as a group. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned.

           Name and Address                         Shares Owned                    Percent
         of Beneficial Owner                        Beneficially                   of Class
         -------------------                        ------------                   --------
         William R. Thomas
         12900 Preston Rd., Suite 700
         Dallas, Texas 75230.......................    942,183     (1)(2)            24.6%



                                       2

           Name and Address                         Shares Owned                    Percent
         of Beneficial Owner                        Beneficially                   of Class
         -------------------                        ------------                   --------

         Tim Smith
         12900 Preston Rd., Suite 700
         Dallas, Texas  75230......................    353,186     (2)(3)             9.9

         EQSF Advisers, Inc.
         767 Third Avenue
         New York, New York 10017..................    329,809        (4)             8.6

         Artisan Partners Limited Partnership
         1000 North Water Street #1770
         Milwaukee, Wisconsin  53202...............    288,600        (5)             7.6

         First Manhattan Company
         437 Madison Avenue
         New York, New York  10022.................    229,207        (6)             6.0

         Gary L. Martin............................    146,568     (2)(3)             3.8

         Patrick F. Hamner.........................    128,458     (2)(3)             3.3

         Graeme W. Henderson.......................      4,700        (7)             0.1

         James M. Nolan............................      4,000                        0.1

         John H. Wilson............................      1,000                        -

         All directors and executive officers
         as a group (7 persons)....................  1,124,616        (8)           29.1


         (1) Mr. Thomas has sole voting and investment power with respect to 585,397 shares, which include 49,685 shares owned by two of his children and 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 50.7% limited partnership interest. Mr. Thomas holds a majority interest in and is President and sole manager of Thomas Heritage Company, LLC, the sole general partner of Thomas Heritage Partners, Ltd.

         (2) Messrs. Smith and Thomas constitute a majority of the trustees of certain trusts pursuant to employee stock ownership plans for employees of the Corporation and its wholly-owned subsidiaries owning 265,042 shares, with the power as trustees to vote such shares. Messrs. Smith and Thomas also participate in the power to direct the trustees in the voting of 88,144 shares owned by a trust pursuant to a pension plan for employees of the Corporation and certain wholly-owned subsidiaries of the Corporation. Accordingly, Messrs. Smith and Thomas have shared voting and investment power with respect to the 353,186 shares, representing 9.3% of the outstanding Common Stock of the Corporation, owned by the aforementioned trusts. Under the rules and regulations of the Securities and Exchange Commission, Messrs. Smith and Thomas are both deemed to be the beneficial owners of such 353,186 shares, which are included in the shares beneficially owned by Messrs. Smith and Thomas.

         Mr. Martin serves as trustee, with Messrs. Smith and Thomas, of one of the aforementioned trusts owning 40,299 shares. Accordingly, Mr. Martin has shared voting and investment power with respect to the 40,299 shares. Under the rules and regulations of the Securities and Exchange Commission, Mr. Martin is deemed to be the beneficial owner of such 40,299 shares, which are included in the shares beneficially owned by Mr. Martin.

         Of the shares owned by trusts pursuant to the aforementioned employee stock ownership plans, 3,993 and 1,327 were allocated to Messrs. Martin and Smith, respectively, all of which were vested.

         Mr. Hamner, with Messrs. Smith and Thomas, participates in the power to direct the trustees in the voting of 88,144 shares owned by one of the aforementioned trusts. Under the rules and regulations of the Securities and Exchange Commission, Mr. Hamner is deemed to be the beneficial owner of such 88,144 shares, which are included in the shares beneficially owned by Mr. Hamner.

         (3)  Includes  15,250,  14,000,  15,250  and 3,600  shares  subject  to immediately exercisable stock options held by Messrs. Hamner, Martin, Smith and Thomas, respectively.

         (4) As reported to the Corporation by EQSF Advisers, Inc., that corporation or M. J. Whitman Advisers, Inc. or Martin J. Whitman, individually, had shared voting and dispositive power with respect to none of such shares, sole voting power with respect to 235,054 such shares and sole dispositive power with respect to 329,809 shares by reasons of advisory and other relationships with the persons who own the shares. EQSF Advisers, Inc. and M. J. Whitman Advisers, Inc. beneficially own 139,111 and 190,698, respectively, of such shares. Martin J. Whitman, individually, disclaims beneficial ownership of these shares.

         (5) As reported to the Corporation by Artisan Partners Limited Partnership ("Artisan Partners"), that partnership or Artisan Investment
Corporation ("Artisan Corp.") or Andrew A. Ziegler, individually, or Carlene Murphy Ziegler, individually, had sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to 288,600 shares by reasons of advisory and other relationships with the persons who own the shares. Artisan Partners is an investment adviser; Artisan Corp. is the General Partner of Artisan Partners; and Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Corp.

         (6) As reported to the Corporation by First Manhattan Co., that partnership had sole voting and dispositive power with respect to 2,000 shares, shared voting power with respect to 217,282 shares and shared dispositive power with respect to 229,207 shares by reasons of advisory and other relationships with the persons who own the shares.

         (7) Includes 1,500 shares held by a retirement trust for the benefit of Mr. Henderson.

         (8) Includes (a) the shares owned by the partnership and trusts referred to in Notes (1) and (2), respectively, to the above table, (b) 48,100 shares subject to immediately exercisable stock options (including those referred to in Note (3) to the above table), (c) 1,500 shares held in a retirement trust for the benefit of Mr. Henderson and (d) 49,685 shares owned by immediate family members of Mr. Thomas.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

         Five directors are proposed to be elected at the meeting to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified. The persons named in the accompanying form of proxy intend to vote such proxy for the election of the nominees named below as directors of the Corporation to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified, unless otherwise properly indicated on such proxy. If any nominee shall become unavailable for any reason, the persons named in the accompanying form of proxy are expected to consult with the Board of Directors of the Corporation in voting the shares represented by them at the Annual Meeting. The Board of Directors has no reason to doubt the availability of any of the nominees and no reason to believe that any of the nominees will be unable or unwilling to serve the entire term for which election is sought.

         The names of the nominees, along with certain information concerning them, are set forth below.

GRAEME W. HENDERSON

         Mr. Henderson, age 67, has been a director of the Corporation since 1976 and previously served as a director of the Corporation from 1962 to 1964. Mr. Henderson has been self-employed as a private investor and consultant for more than five years. He served as a director of Starwood Hotels and Resorts Worldwide, Inc. from 1986 to February 1999.

*GARY L. MARTIN

         Mr. Martin, age 54, has been a director of the Corporation since July 1988 and has served as Vice President of the Corporation since July 1984. He previously served as Vice President of the Corporation from 1978 to 1980. Since 1980, Mr. Martin has served as President of The Whitmore Manufacturing Company, a wholly-owned subsidiary of the Corporation.

JAMES M. NOLAN

         Mr. Nolan, age 67, has been a director of the Corporation since July 1980. He has been self-employed as a private investor and consultant to the telecommunications industry since 1978 and served as a director of DSC Communications Corporation from 1981 to 1996.

*WILLIAM R. THOMAS

         Mr. Thomas, age 72, has served as Chairman of the Board of Directors of the Corporation since July 1982 and President of the Corporation since 1980. In addition, he has been a director of the Corporation since 1972 and was previously Senior Vice President of the Corporation from 1969 to 1980. Mr. Thomas also serves as a director of Alamo Group Inc., Encore Wire Corporation, Mail-Well, Inc. and Palm Harbor Homes, Inc.

JOHN H. WILSON

         Mr. Wilson, age 58, has been a director of the Corporation since July 1988. He has been President of U. S. Equity Corporation, a venture capital investment firm, since 1983 and President of Whitehall Corporation from 1995 to 1998. Mr. Wilson also serves as a director of Encore Wire Corporation and Palm Harbor Homes, Inc.


* Messrs. Martin and Thomas are "interested persons" as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Corporation has established an Audit Committee and a Compensation Committee to assist the Board in carrying out its duties. The Audit Committee monitors the Company's financial reports and accounting practices to ascertain that they are within acceptable limits of sound practice; reviews audit reports submitted by the Corporation's independent auditors; makes recommendations to the Board of Directors regarding the engagement of the independent auditors for audit and non-audit services; evaluates the independence of the auditors; and reviews with the independent auditors the fee, scope and timing of audit and non-audit services. The Compensation Committee periodically reviews the compensation, employee benefit plans and other fringe benefits paid to or provided for officers and directors of the Corporation and approves the annual salaries and bonuses of officers of the Corporation. The Corporation does not have a Nominating Committee.

         Messrs. Graeme W. Henderson, James M. Nolan and John H. Wilson are presently members of both the Audit and Compensation Committees. During the fiscal year of the Corporation ended March 31, 2001, seven meetings (including three telephone meetings) of the Board of Directors were held. In addition, two meetings (including one telephone meeting) of the Compensation Committee and two meetings of the Audit Committee were held. Each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he served.

                         REPORT OF THE AUDIT COMMITTEE

         The Audit Committee consists of the three independent members of the Corporation's Board of Directors. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on April 17, 2000. A copy of the Audit Committee Charter is attached as Exhibit "A" to this Proxy Statement.

         The Audit Committee has discharged its duties and responsibilities pursuant to the Audit Committee Charter and has:

         o Reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2001 with the management and with the independent auditors;

         o Discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and,

         o Received and discussed the written disclosures from the independent auditors required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committee).

         Based on such review and discussions with management and the independent auditors, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2001, for filing with the Securities and Exchange Commission.

                                              Audit Committee
                                              Graeme W. Henderson, Chairman
                                              James M. Nolan
                                              John H. Wilson

                      REPORT OF THE COMPENSATION COMMITTEE

         The goals of the Corporation's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute materially to the success of the Corporation's venture capital and business development activities. The individual judgments made by the Compensation Committee are subjective and are based largely on the Committee's perception of each executive's contribution to both the past performance and the long-term growth potential of the Corporation. The principal elements of compensation for executive officers are base salary, discretionary bonus payments, stock options granted under the Stock Option Plan and contributions pursuant to the Employee Stock Ownership Plan.

         Base salaries were determined by the Committee in July 2000 for each of the executive officers on an individual basis, taking into consideration individual contributions to the Corporation's performance, length of tenure with the Corporation, compensation levels for comparable positions and internal equities among positions. In addition to base salaries, certain executive officers received bonus payments in March 2001, the amounts of which were determined by the Committee on a discretionary basis, taking into consideration individual performance, with particular emphasis on contributions to the Corporation's achievement of long-term investment objectives.

         In July 2000, the Committee established the base salary of the Corporation's chief executive officer, William R. Thomas, at $250,000 per annum, a continuation of the level established in July 1993. The compensation level for Mr. Thomas was determined on the basis of the factors cited above, all of which are applicable to him as well as other executive officers. Other relevant factors considered by the Committee were the Corporation's performance and Mr. Thomas' role in defining and accomplishing the Corporation's long-term investment objectives and administering its investment management activities. At Mr. Thomas' request, he was not awarded a year-end bonus in March 2001.

         An additional equity incentive is provided by the Corporation's Employee Stock Ownership Plan, to which the Corporation contributed 7.5% of each participating employee's covered compensation for the fiscal year ended March 31, 2001.

                                                 Compensation Committee
                                                 James M. Nolan, Chairman
                                                 Graeme W. Henderson
                                                 John H. Wilson

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

         In addition to reimbursement of travel expenses for attendance at board meetings, a director who is not an employee of the Corporation receives an annual fee of $16,000 for service as a director and $6,000 for service as chairman of a committee of the Board of Directors. In addition, a director who is not an employee of the Corporation receives $1,000 for each directors' meeting (excluding telephone meetings) and $500 for each committee meeting attended, subject to a maximum of $6,000 per year in aggregate meeting fees. Directors' meetings are normally held on a quarterly basis.

Compensation Committee Interlocks and Insider Participation

         None of the Corporation's executive officers served as a member of the Compensation Committee of the Board of Directors or as a director of any other entity, one of whose executive officers served as a member of the Compensation Committee of the Corporation's Board of Directors.


Summary Compensation Table

         The  following  table  sets forth  summary  information  regarding  the compensation  (excluding  retirement  benefits)  earned by or paid to William R.
Thomas,  Chairman of the Board and President;  Gary L. Martin,  Vice  President;
Patrick  F.  Hamner,   Vice  President;   and  Tim  Smith,  Vice  President  and
Secretary-Treasurer, officers of the Corporation whose total compensation earned during the fiscal year ended March 31, 2001 exceeded $100,000.

                                                   Annual Compensation
                                          ------------------------------------
     Name and                  Fiscal                           Other Annual         All Other
PrincipalPosition               Year      Salary      Bonus    Compensation(1)    Compensation(2)
-----------------               ----      ------      -----    ---------------    ---------------

William R. Thomas               2001     $250,000    $10,417        $12,750            $    -
     Chairman of the            2000      250,000     10,417         16,000                 -
     Board and President        1999      250,000     85,417         12,000                 -

Gary L. Martin                  2001      172,500     16,683            -                   -
     Vice President             2000      169,500     22,380            -                 3,200
                                1999      157,000     42,279            -                 1,600

Patrick F. Hamner               2001      145,000     42,250            -                12,750
     Vice President             2000      126,252     50,417          2,027              13,973
                                1999      112,248     44,792          3,180               8,598

Tim Smith                       2001      131,250     29,625            -                12,066
     Vice President and         2000      116,250     35,000          1,916              13,209
     Secretary-Treasurer        1999      103,750     39,375          2,898               7,836


-------------
(1)  Amounts accrued for each executive officer in lieu of a contribution to his
     account  in  an  employee  stock   ownership  plan  for  employees  of  the
     Corporation and one of its wholly-owned subsidiaries (the "ESOP").

(2)  Amounts contributed to the ESOP accounts of  each executive officer.

     The aggregate amount of perquisites and other personal benefits provided to Messrs. Thomas, Martin, Hamner and Smith was less than 10% of the total of annual salary and bonus of such officers.

     In accordance with the Corporation's established policy, its officers and employees are required to remit to the Corporation all compensation received for serving as a director of any portfolio company of the Corporation.


Additional Compensation Information

     The following table sets forth additional compensation information for the fiscal year ended March 31, 2001 for each of the three highest-paid executive officers whose compensation exceeded $60,000 (William R. Thomas and Gary L.
Martin, both of whom are directors of the Corporation, and Patrick F. Hamner) and for all other directors (Graeme W. Henderson, James M. Nolan and John H.
Wilson), none of whom are employees of the Corporation.


                                                  Pension or Retirement
                                 Aggregate         Benefits Accrued as      Estimated Annual
                             Compensation from    Part of Corporation's       Benefits Upon
Name and Position             the Corporation            Expenses               Retirement
-----------------            -----------------    ---------------------     ----------------
William R. Thomas (1)             $273,167                  (3)                    (4)
     Director, Chairman
     and President

Gary L. Martin (1)                 189,183                  (3)                    (4)
     Director and Vice
     President

Patrick F. Hamner (1)              200,000                  (3)                    (4)
     Vice President

Graeme W. Henderson (2)             28,000                 None                   None
     Director

James M. Nolan (2)                  27,000                 None                   None
     Director

John H. Wilson (2)                  22,000                 None                   None
     Director


(1) See Option Exercises and Fiscal Year End Values for information regarding stock options exercised during or held at the end of the fiscal year ended March 31, 2001. See Retirement Plans for information on the Corporation's Retirement Plan and Retirement Restoration Plan. See Stock Ownership Plan for a description of the Corporation's Employee Stock Ownership Plan and Summary Compensation Table for amounts contributed to each officer's ESOP account.

(2) Directors who are not employees of the Corporation are compensated as described under Compensation of Directors and are not participants in the Corporation's Retirement Plan or Employee Stock Ownership Plan.


(3)  As  described  in  Note  8  to  the  Corporation's  Consolidated  Financial
     Statements,  the Retirement  Plan was overfunded and therefore  generated a benefit for the year ended March 31, 2001.  After  deducting the expense of the unfunded  Retirement  Restoration  Plan, the  Corporation's net benefit attributable  to both plans was $486,174 for the year ended March 31, 2001.
     The   Corporation's  net  benefit  is  not  allocated  to  individual  plan participants.

(4) Individual retirement benefits are based on formulas relating benefits to average final compensation and years of credited service. See Retirement
     Plans which includes both a table of estimated annual retirement benefits and a description of the retirement benefits currently payable to Mr.
     Thomas.

Option Exercises and Fiscal Year End Values

     The  following  table   discloses,   for  the  named  executive   officers,
information  regarding stock options  exercised  during,  or held at the end of, fiscal 2001.


                                                     Number of Securities            Value of Unexercised
                       Shares                       Underlying Unexercised           In-the-Money Options
                     Acquired on      Value           Options at 3/31/01                at 3/31/01 (2)
Name                Exercise (#)  Realized (1)  Exercisable(#)  Unexercisable(#)  Exercisable  Unexercisable
----                ------------  ------------  --------------  ----------------  -----------  -------------

William R. Thomas         -             -            3,600            2,400        $      -       $   -

Gary L. Martin            -             -           14,000              -           411,250           -

Patrick F. Hamner         -             -           15,250            8,750         411,250           -

Tim Smith                 -             -           15,250            8,750         411,250           -


---------
(1) Value realized is calculated as the fair market value on the date of exercise net of the option exercise price, but before any tax liabilities or transaction costs.

(2) Value of unexercised options is calculated as the closing market price on March 31, 2001 ($65.00) net of the option exercise price, but before any tax liabilities or transaction costs.

Retirement Plans

         The foregoing Summary Compensation Table does not include any contribution, payment or accrual under a qualified non-contributory retirement plan (the "Retirement Plan") maintained by the Corporation and certain of its wholly-owned subsidiaries as such amounts cannot readily be separately or individually calculated. Messrs. Hamner, Martin, Smith and Thomas participate in the Retirement Plan. An eligible employee or his survivor will be entitled under the Retirement Plan to receive, upon retirement, death or disability, monthly payments based upon formulas relating benefits to salary and years of credited service, which is generally determined by averaging the five consecutive years of highest compensation prior to retirement. Salaries and bonuses (excluding other annual compensation) reported in the foregoing Summary Compensation Table are substantially identical to compensation covered by the Retirement Plan ("Covered Compensation").


         The following table sets forth, for purposes of illustration, the estimated annual retirement benefit payable under the Retirement Plan as a straight life annuity upon retirement to participants of specified Covered
Compensation and years of credited service who are fully vested (five years of service). Messrs. Hamner, Martin, Smith and Thomas had 19, 28, 11 and 39 years, respectively, of credited service under the plan as of May 1, 2001. All calculations assume retirement in 2001 at age 65 (normal retirement age).

     Total Covered                                   Estimated Annual Benefits
     Compensation                                      Based on Service of:
                             15 Years      20 Years     25 Years     30 Years     35 Years
                             --------      --------     --------     --------     --------
       $125,000............. $ 31,997      $ 42,662     $ 53,328     $ 63,994     $ 74,659
        150,000.............   39,122        52,162       65,203       78,244       91,284
        175,000.............   46,247        61,662       77,078       92,494      107,909
        200,000.............   53,372        71,162       88,953      106,744      124,534
        225,000............    60,497        80,662      100,828      120,994      141,159
        250,000............    67,622        90,162      112,703      135,244      157,784
        300,000............    81,872       109,162      136,453      163,744      191,034
        350,000.............   96,122       128,162      160,203      192,244      224,284
        400,000.............  110,372       147,162      183,953      220,744      257,534


         Certain of the amounts in the above table are subject to reduction because applicable federal regulations limit the amount of annual benefits payable to certain higher-paid participants under a tax-qualified retirement plan such as the Retirement Plan. The extent of such reductions will vary in individual cases according to circumstances existing at the time pension payments commence. Consequently, the Corporation and certain of its wholly-owned subsidiaries have adopted an unfunded benefit equalization plan (the "Retirement Restoration Plan") to compensate employees of the Corporation and chief executive officers of certain of the Corporation's wholly-owned subsidiaries for the loss of retirement benefits resulting from such limitations. This Retirement Restoration Plan provides for the payment, upon retirement, of the difference between the maximum annual payment permissible under the Retirement Plan pursuant to federal limitations and the amount which would otherwise have been payable.

         Mr. Thomas is entitled to a substantially increased annual retirement benefit as a result of his service beyond the normal retirement age and to an additional annual retirement benefit as a result of his credited service prior to April 1972 under a retirement benefit formula of the Corporation's Retirement Plan which was modified for credited service subsequent to April 1972. Although Mr. Thomas is a full-time employee of the Corporation, Section 401(a)(9) of the Internal Revenue Code required that he begin receiving monthly retirement benefit payments on April 1, 2000 because of his age and ownership of more than 5% of the Corporation's common stock. Retirement benefits payable (for life only) to Mr. Thomas under the Retirement Plan and Retirement Restoration Plan total $440,342 per annum.

Stock Ownership Plan

         The Corporation maintains an employee stock ownership plan ("ESOP") for employees of the Corporation and one of its wholly-owned subsidiaries in which Messrs. Hamner and Smith participate. The Whitmore Manufacturing Company maintains an employee stock ownership plan for its employees, in which Mr. Martin participates. Employees who have completed one year of credited service, as defined in the plan, are eligible to participate in the ESOP. Contributions to the ESOP are discretionary, within limits established by the Internal Revenue Code. Funds contributed to the trust established under the ESOP are applied by the trustees to the purchase, in the open market at prevailing market prices, of Common Stock of the Corporation. A participant's interest in contributions to the ESOP fully vests after five years of credited service, and such vested interest is distributed to a participant at retirement, death or total disability, or after a one year break in service resulting from termination of employment for any other reason. See Note (2) to the table under STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Corporation and persons who beneficially own more than ten percent of the Corporation's common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that each of its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during the year ended March 31, 2001.

                              AUDIT AND OTHER FEES

         The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Corporation's annual financial statements for the year ended March 31, 2001, and the reviews of the financial statements included in the quarterly Reports on Forms 10-Q for the year ended March 31, 2001, were $41,700. The aggregate fees billed for tax and other services rendered by KPMG LLP during the year ended March 31, 2001, were $11,275. The Audit Committee has considered whether the provision by KPMG LLP of all other services are compatible with maintaining KPMG LLP's independence.


                                PERFORMANCE GRAPH

         The  following  graph  compares  the  Corporation's   cumulative  total
stockholder  return during the last five years (based on the market price of the common  stock and  assuming  reinvestment  of all  dividends  and tax credits on retained  long-term  capital  gains) with the Total  Return Index for the Nasdaq
Stock  Market  (U.S.  Companies)  and with the Total  Return  Index  for  Nasdaq
Financial  Stocks,  both of which  indices have been  prepared by the Center for
Research in Security Prices at the University of Chicago.

                Comparison of Five Year Cumulative Total Returns

[Graph omitted]

        Nasdaq Total Return (U.S)    Nasdaq Financial Stocks     Capital Southwest Corporation
1996             100.000                     100.000                        100.000
1997             111.146                     128.790                        116.802
1998             168.468                     200.114                        166.098
1999             227.622                     180.327                        129.940
2000             423.365                     170.895                        100.019
2001             169.463                     189.050                        120.088


          APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

         The Board of Directors has appointed the firm of KPMG LLP as independent auditors for the fiscal year ending March 31, 2002, subject to ratification by the shareholders. A representative of KPMG LLP is expected to be present at the Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

         In order to approve the appointment of KPMG LLP as independent auditors for the Corporation for the year ending March 31, 2002, the proposal must receive the favorable vote of a majority of the shares entitled to vote and represented at the Annual Meeting.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Any shareholder proposal to be considered by the Corporation for inclusion in the proxy material for the 2002 Annual Meeting of Shareholders must be received by the Secretary of the Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230, no later than February 3, 2002. Mere submission of a proposal for consideration does not guarantee its inclusion in the proxy material or presentation at the meeting. All shareholder proposals are subject to the rules under the federal securities laws.

                       EXPENSES OF SOLICITATION OF PROXIES

         In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Corporation, who will not receive additional compensation for such services. The Corporation will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials. The cost of soliciting proxies will be borne by the Corporation.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering the fiscal year ended March 31, 2001 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

         A copy of the fiscal 2001 Form 10-K report to the Securities and Exchange Commission will be mailed to shareholders without charge upon written request to Tim Smith, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230.

                                                                       Exhibit A

            Charter of the Audit Committee of the Board of Directors
                        of Capital Southwest Corporation


I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     o Monitor the independence and performance of the Company's independent auditors.

     o Provide an avenue of communication among the independent auditors, management, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and has direct access to the independent auditors as well as all books, records, facilities and management personnel of the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the Nasdaq Stock Market. The Audit Committee shall be composed of three directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board of Directors. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

     The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chairman, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

     3. Prior to releasing the year-end net-asset value, discuss the results of the audit with the independent auditors and discuss those matters required to be communicated to audit committees by independent auditors including their judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     4. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     5. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of net asset value and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors including their judgments of the quality of the Company's accounting principles and underlying estimates in its financial statements. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

     6. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     7. Approve the fees and other significant compensation to be paid to the independent auditors.

     8. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

     9. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and general audit approach.

     10. On at least an annual basis, review any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     11. Annually, prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     12. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

     13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.


                                                                      Appendix A

                          Capital Southwest Corporation

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JULY 16, 2001

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF THE CORPORATION.

     The undersigned (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Capital Southwest Corporation, a Texas corporation, (the
"Corporation") to be held on Monday, July 16, 2001, at 10:00 a.m., Dallas time, in the Meeting Room (1st floor) of the North Dallas Bank Tower, 12900 Preston
Road, Dallas, Texas, and the Proxy Statement in connection therewith; and (2) appoints James M. Nolan, William R. Thomas and John H. Wilson, and each of them, his proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted:

                          IMPORTANT: SIGN ON OTHER SIDE
                  FOR all nominees      WITHHOLD AUTHORITY
                   listed at right          to vote for
                 (except as marked         all nominees
                to the contrary below)    listed at right   Nominees:  Graeme W. Henderson
1. Election of                                                         Gary L. Martin
   Directors          _________             _________                  James M. Nolan
                                                                       William R. Thomas
(INSTRUCTION:  To withhold authority to vote  for                      John H. Wilson
any individual nominee, write that nominee's name
in the space provided below.)


_________________________________________________


                                                         FOR   AGAINST   ABSTAIN
           2. Proposal  to ratify the  appointment  of
              KPMG LLP as independent auditors for the
              Corporation.                              _____   _____     _____

           3. In the discretion of the proxies, on any other matter that may properly come before the meeting or, subject to the conditions in the Proxy Statement, any adjournment thereof.

           This proxy when properly executed will be voted in the manner directed. Unless otherwise marked, this proxy will be voted for the election of the persons named at the left hereof and for the proposal described in (2) above.
           If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
           The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

           PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


________________________  ________________________  ____________________
Signature of Shareholder  Signature of Shareholder  Title, if applicable

                                                    Date: ________________, 2001

NOTE: Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. EACH JOINT TENANT SHOULD SIGN.